FIRST AMENDMENT

TO

BANCINSURANCE CORPORATION

2002 STOCK INCENTIVE PLAN

WHEREAS, Bancinsurance Corporation, an Ohio corporation (the “Company”), maintains the Bancinsurance Corporation 2002 Stock Incentive Plan (the “Plan”);

WHEREAS, pursuant to Section 10.00 of the Plan, the Board or the Committee may amend the Plan at any time without shareholder approval, except to the extent that shareholder approval is required to satisfy applicable requirements imposed by (1) Rule 16b-3 under the Act (as defined in the Plan), or any successor rule or regulations, (2) the Code (as defined in the Plan) or (3) any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded; and

WHEREAS, the Company desires to amend the Plan, subject to shareholder approval of such amendment.

NOW, THEREFORE, effective as of the date of shareholder approval of this Amendment, the Company hereby amends the Plan by deleting Section 4.01[1] in its entirety and by substituting therefor the following:

“[1] Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is 950,000 (all of which may be subject to Incentive Stock Options).”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

BANCINSURANCE CORPORATION

By: /s/ Matthew C. Nolan
Print Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer,
Treasurer and Secretary

Date: March 7, 2007